UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FiscalNote Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FISCALNOTE

GAAP Revenue $95.4 million for FY 2025 Annual Recurring Revenue $84.1 million as of December 31, 2025 GAAP Net Loss $(65.2 million) for FY 2025 Adjusted EBITDA $10.3 million for FY 2025

April 15, 2026

Dear Shareholders,

I am pleased to share an update on FiscalNote’s progress in 2025 and our strategic vision for the year ahead. Over the past year, we made significant changes to strengthen our foundation and align our strategy with evolving customer needs and market opportunities. The FiscalNote you see today is more profitable, more agile, and better positioned for the future.

A Stronger Financial Foundation; Operational Transformation Powered by AI

Over the past several years, we have driven increasing levels of Adjusted EBITDA profitability through strategic focus, operational discipline and the elimination of non-core spending. In 2026, we will accelerate these efforts through the workforce transformation and other operational changes we announced in March, many of which will be powered by broad AI deployment to simplify workflows, automate routine tasks, and increase individual productivity. These actions are designed to structurally improve our operating leverage while preserving the drivers of retention, expansion, and long-term growth. Through this transformation, we expect to achieve approximately $14 to $16 million of Adjusted EBITDA for full-year 2026, representing a meaningful step-change that approximately doubles our Adjusted EBITDA margin profile compared to the same period in 2025. And after excluding one-time restructuring costs, we expect FiscalNote will generate positive Free Cash Flow for the 12 months ending March 31, 2027. This is a significant inflection point and the start of a promising new chapter in FiscalNote’s evolution.

PolicyNote: A Modern Platform for Policy Intelligence

In 2025, we successfully launched our new flagship platform - PolicyNote - and fully completed the migration of customers off our legacy platform by year end. Usage metrics are encouraging: the share of users viewing legislation rose by 250%, and alert engagement increased by 88%, indicating both broader adoption and deeper repeat usage. We also see early signs of improved retention compared with legacy platform cohorts. Looking ahead, we continue to invest in new AI-powered capabilities—building on the more than 35 major features launched in 2025, including AI legislative drafting, bill comparison, social listening for early policy signals, and AI-generated tariff impact reports. Looking ahead, PolicyNote is not standing still. We will continue to invest in improving the core user experience as well as adding new AI-powered enhancements. Our goal is an all-in-one, AI-native policy platform with agentic workflows powered by our unique, trusted data.

Expanding How We Leverage Our Unique Policy Data Assets and Expertise

In addition to our core platform, we are expanding how we leverage our political and policy data and expertise to create new opportunities for revenue growth.

First, we recognize that customers increasingly want to consume policy intelligence inside their own enterprise tools, workflows, and AI agents. To meet that demand, we have modernized our APIs and introduced native support for the Model Context Protocol (MCP)—an emergent standard with high adoption across the agentic AI ecosystem. This enables AI platforms built on Claude, OpenAI, Google Gemini, and Microsoft to integrate FiscalNote’s legislative, regulatory, and stakeholder intelligence as a trusted data layer. This infrastructure-led approach significantly expands our total addressable market, supports product-led growth, and carries an attractive margin profile because the core infrastructure is already built and the incremental cost of delivery is low.

In addition, we see compelling potential in political prediction markets, where U.S. volume expanded from approximately $9 billion in 2024 to roughly $44 billion in 2025 and could approach a $150 billion annualized run rate in 2026. We believe that FiscalNote can provide the differentiated intelligence layer—proprietary political risk data, contract design insights, and analytical overlays—to specialized infrastructure providers and established operators in this growing market. This capital-efficient approach leverages data assets, analytical models, and institutional relationships that already exist within FiscalNote.

Exchange Listing

Last, I want to acknowledge the company’s transition from trading on the New York Stock Exchange to the OTC Markets. FiscalNote’s transition to OTC does not affect its operations, commitment to customers, or continued development of PolicyNote and its other products. The OTC markets will provide an efficient trading venue for our common stock while we execute on our strategic objectives and explore available opportunities to list the stock on other tiers or exchanges that offer further improvements to investor access and liquidity.

Looking Ahead

The FiscalNote of today is a fundamentally different company—more focused, more profitable, and strategically positioned to participate in large, emerging markets with meaningful tailwinds. We believe these actions will create lasting shareholder value, and I thank you for your continued confidence and support.

Best Regards,

Josh Resnik Chief Executive Officer and President

Notice of 2026 Annual Meeting of Stockholders

To the Stockholders of FiscalNote Holdings, Inc.:

The Annual Meeting of Stockholders of FiscalNote Holdings, Inc. will be held on May 27, 2026, at 10:00 a.m., Eastern Time. We have adopted a virtual format for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to provide a consistent and convenient experience to all stockholders, regardless of location. You may attend the Annual Meeting, submit questions and vote your shares electronically during the Annual Meeting via live webcast by visiting www.proxydocs.com/NOTE.

The Annual Meeting is being held for the following purposes:

1.	To elect the two Class I directors named in the proxy statement to our Board of Directors.	2.	To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers.	3.	To conduct a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	5.	To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters virtually in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

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Vote online or by telephone, by following the instructions included on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card; or
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Vote by mail, by completing and returning the proxy card in the addressed stamped envelope, if you received a paper copy of the proxy materials.

Only stockholders of record at the close of business on April 1, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This proxy statement and the proxy card are being made available to you online or mailed to you beginning on or about April 15, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be

Held Virtually on May 27, 2026, at 10:00 a.m., Eastern Time.

The proxy statement and annual report to stockholders

are available at www.proxydocs.com/NOTE.

By Order of the Board of Directors,

Todd Aman

Chief Legal and Administrative Officer

April 15, 2026

2026 Proxy Statement	i

2026 Proxy Statement	ii

Proxy Statement of FiscalNote Holdings, Inc.

General Information

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are being furnished to you in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of FiscalNote Holdings, Inc. (“FiscalNote,” “we,” “us,” “our,” or the “Company”) for the purposes set forth in this Proxy Statement. The Annual Meeting will be held virtually on May 27, 2026, at 10:00 a.m., Eastern Time.

This Proxy Statement will be provided on or about April 15, 2026 to holders of record at the close of business on April 1, 2026 (the “Record Date”) of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and our Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

Your proxy is being solicited by our Board of Directors. Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or, if you received paper copies of the proxy materials, the proxy card. To vote by mail, please request a paper copy of the proxy materials by following the instructions on the Notice and then complete the proxy card enclosed with the paper copy of the proxy materials and return it to us as instructed in the proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on May 26, 2026. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions you provide. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of the two Class I directors named in this Proxy Statement, the approval, on an advisory basis, of the compensation of our named executive officers, the non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers and the ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the Annual Meeting, the persons named as proxies in the proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not of itself revoke your proxy.

References herein to “Legacy FiscalNote” refer to FiscalNote Intermediate Holdco, Inc. (formerly FiscalNote Holdings, Inc.) prior to the Company’s business combination (the “Business Combination”) on July 29, 2022 (the “Closing Date”).

On August 28, 2025, the Company amended its Certificate of Incorporation to effect a 1-for-12 reverse stock split (the “Reverse Stock Split”) of its Common Stock. References to shares outstanding or underlying equity awards outstanding give effect to the Reverse Stock Split, unless expressly noted otherwise.

Notice and Access

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless specifically requested. We will instead send stockholders the Notice, with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), and voting via the Internet or by phone. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Attendance at the Meeting

This year’s Annual Meeting will be held entirely online for the convenience of our stockholders, regardless of location. Stockholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing www.proxydocs.com/NOTE. To join the Annual Meeting, you will need to have your control number, which is included on your Notice and, if you received a paper copy of the proxy materials, your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting. If you hold your shares through a bank or broker and would like to join the meeting and vote or ask a question, you will need to obtain a legal proxy from the institution that holds your shares in order to obtain a control number, which you can use to participate in the meeting. Any stockholder may attend, listen, vote and ask a question during the virtual meeting with a valid control number.

2026 Proxy Statement	1

General Information

Access to the Audio Webcast of the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log-in Instructions

To attend the online Annual Meeting, log in at www.proxydocs.com/NOTE. Stockholders will need their control number, which appears on the Notice and, if you received a paper copy of the proxy materials, your proxy card. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the Annual Meeting.

Submitting Questions at the Virtual Annual Meeting

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (“Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Rules of Conduct will be posted on www.proxydocs.com/NOTE approximately one week prior to the date of the Annual Meeting.

Availability of Live Webcast to Team Members and Other Constituents

The live audio webcast will be available to not only our stockholders but also our team members and other constituents.

Annual Meeting Technical Assistance

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing or hearing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Securities Entitled to Vote

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares. The Notice will be sent to you directly by us. As a stockholder of record, you may vote virtually in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such stockholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 19,644,941 shares of Class A Common Stock and 690,909 shares of Class B Common Stock issued and outstanding. The Class A Common Stock and Class B Common Stock are the only outstanding classes of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to 25 votes on each matter to be considered at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during normal business hours at the Company’s offices at 1201 Pennsylvania Avenue NW, Washington, DC 20004 for a period of ten days before the meeting, as well as during the virtual meeting.

2026 Proxy Statement	2

General Information

As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a control number from your broker, bank, or other agent.

Matters Scheduled for a Vote

There are four matters scheduled for a vote:

•
Proposal 1: To elect the two Class I directors named in the Proxy Statement with terms to expire at the 2029 Annual Meeting of Stockholders;
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Proposal 2: To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers;
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Proposal 3: To conduct a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
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Proposal 4: To ratify the selection of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Aside from these matters, our Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Board of Directors Voting Recommendation

Our Board of Directors recommends that you vote your shares:

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“For” the election of each Class I director nominee;
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"For" the adoption of the non-binding advisory resolution on named executive officer compensation;
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For future non-binding advisory votes on named executive officer compensation to occur every “1 Year”; and
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“For” the ratification of the selection of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

How to Vote

For Proposal 1, you may vote “For” or you may “Withhold” your vote with respect to each nominee to the Board of Directors. For Proposals 2 and 4, you may vote “For,” “Against,” or abstain from voting. For Proposal 3, you may vote “1 Year,” “2 Years,” “3 Years,” or abstain from voting. The procedures for voting are outlined below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.proxydocs.com/NOTE, by proxy over the Internet, or by phone by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

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To vote during the Annual Meeting, follow the instructions posted at www.proxydocs.com/NOTE. You will be asked to provide the control number, located on the Notice or, if you received a paper copy of the proxy materials, the proxy card, and follow the instructions.
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To vote on the Internet, go to www.proxydocs.com/NOTE to complete an electronic proxy card. You will be asked to provide the control number, located on the Notice or, if you received a paper copy of the proxy materials, the proxy card, and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 26, 2026 to be counted.
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To vote by phone, call (866) 475-4371. You will be asked to provide the control number, located on the Notice or, if you received a paper copy of the proxy materials, the proxy card, and follow the recorded instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 26, 2026 to be counted.
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To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and then complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope

2026 Proxy Statement	3

General Information

provided. If you return your signed proxy card to us before 11:59 p.m., Eastern Time, on May 26, 2026, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice or other voting instruction form, or contact your broker, bank, or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Broker Non-Votes

If a beneficial owner of shares held in the name of a broker, bank, or other agent does not provide voting instructions on matters deemed to be “non-routine” under applicable rules, the broker, bank or other such agent cannot vote the beneficial owner’s shares on such “non-routine” matters. These un-voted shares are treated as “broker non-votes” in respect of these “non-routine” matters. Proposals 1, 2 and 3 are considered to be “non-routine” under applicable rules, and we therefore expect broker non-votes on these proposals. Because Proposal 4 is considered “routine” under applicable rules, we do not expect broker non-votes on this proposal.

Vote Required

In accordance with our Bylaws (the “Bylaws”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of the capital stock of the Company issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting.

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. No cumulative voting is permitted. The two nominees receiving the highest number of votes cast “for” will be elected. Withholding authority to vote your shares with respect to one or more nominees will have no effect on the election of those nominees. Broker non-votes will also have no effect on the election of nominees.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the non-binding advisory resolution on named executive officer compensation. Abstentions, if any, and broker non-votes will not be counted as votes cast on this proposal. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the adoption of the non-binding advisory resolution on named executive officer compensation.

The alternative among "1 Year," "2 Years," or "3 Years" receiving the greatest number of votes will be considered by the Company as the stockholders' recommendation on the frequency of future advisory votes to approve the compensation of our named executive officers. Abstentions, if any, and broker non-votes will not be counted as votes cast on this proposal.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm. Abstentions, if any, will not be counted as votes cast on this proposal. Because this proposal is considered “routine” under applicable rules, we do not expect broker non-votes on this proposal. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm.

How to Change Your Vote After Submitting Proxy

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

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A duly executed proxy card with a later date or time than the previously submitted proxy;
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A written notice that you are revoking your proxy to our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004; or

2026 Proxy Statement	4

General Information

•
A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a control number from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2027 proxy statement. Any such proposal must be submitted in writing and must be delivered to, or mailed and received by, our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004, no later than December 16, 2026. If we change the date of our 2027 Annual Meeting by more than 30 days from the date of the one-year anniversary of the 2026 Annual Meeting, then the deadline for such stockholder proposals shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws also establish an advance notice procedure for stockholders who wish to nominate a director or to present a proposal for any other proper business before an annual meeting of stockholders but do not intend for such proposal to be included in our proxy statement. Our Bylaws provide that if you wish to nominate a director or a proposal for any other proper business that is not to be included in next year’s proxy statement, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004, no earlier than January 27, 2027 and no later than the close of business on February 26, 2027, which notice must contain the information specified in our Bylaws. If we change the date of our 2027 Annual Meeting by more than 30 days before or more than 70 days after the one-year anniversary of the 2026 Annual Meeting, then the written notice of a stockholder director nomination, or other proposal that is not to be included in next years’ proxy statement, must be received, no earlier than the 120th day prior to our 2027 Annual Meeting and no later than the close of business on the later of (a) the 90th day prior to the 2027 Annual Meeting and (b) the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. The adjournment or postponement of the 2027 Annual Meeting (or the public disclosure thereof) does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition, in order to comply with universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company no later than March 28, 2027 that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees. If we change the date of our 2027 Annual Meeting by more than 30 days from the date of the one-year anniversary of the 2026 Annual Meeting, then the deadline for providing notice pursuant to 14a-19 is the later of (i) the 60th day prior to the 2027 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

How to Obtain the Results of Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will amend such Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.

Our Mailing Address

Our mailing address is 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004.

2026 Proxy Statement	5

Proposal No. 1 — Election of Directors

Directors

Our Board is divided into three classes, each serving staggered, three-year terms.

•
Our Class I directors are Key Compton and Timothy Hwang, and their current terms expire at this year’s Annual Meeting;
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Our Class II directors are Keith Nilsson and Gerald Yao, and their current terms expire at the 2027 annual meeting of the stockholders; and
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Our Class III directors are Manoj Jain and Brandon Sweeney, and their current terms expire at the 2028 annual meeting of the stockholders.

Our stockholders will elect two Class I directors at the Annual Meeting. Each of the Class I directors is expected to hold office until the 2029 annual meeting of our stockholders, or until his or her respective successor shall be duly elected and qualified. Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the two nominees who receive the most votes will be elected to the two open directorships, even if they get less than a majority of the votes cast.

Each nominee is recommended by the Board, at the recommendation of the Corporate Governance Committee (the “Governance Committee”), and all nominees are current directors of the Company. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees becomes unable to serve: (i) shares represented by proxies will be voted for the remaining nominee, if any, and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Certificate of Incorporation, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.

The following is a brief biography and certain other information for each of our directors with terms expiring at the Annual Meeting who are also nominees for election as a director at the Annual Meeting and for each of the continuing directors.

Name	Position	Age
Timothy Hwang †	Chair of the Board, Class I Director and Co-Founder	34
Key Compton † (1)	Class I Director	56
Keith Nilsson (2)(3)	Class II Director	57
Gerald Yao	Class II Director and Co-Founder	34
Manoj Jain (1) (2)	Class III Director	47
Brandon Sweeney (1)(3)	Class III Director	59

† = Director Nominee

(1)
Member of the Audit Committee.
(2)
Member of the Corporate Governance Committee.
(3)
Member of the Compensation Committee.

Class I Directors (Nominees at the Annual Meeting)

Timothy Hwang serves as a Class I Director and Executive Chair. Mr. Hwang is one of our Co-Founders and has served as Chair of the Board since the founding of Legacy FiscalNote in 2013. In addition, Mr. Hwang served as the Chief Executive Officer of the Company since the founding of Legacy FiscalNote in 2013 through December 31, 2024. Mr. Hwang is currently a World Economic Forum Technology Pioneer, a trustee on the Board of the Greater Washington Community Foundation (the largest funder of non-profit and philanthropic initiatives in the DC region), a Board member of The After School Alliance, and a member of the Council of Korean Americans (CKA). Mr. Hwang has an A.B. from Princeton University. We believe Mr. Hwang is well qualified to serve due to his integral role as Co-Founder in establishing and guiding the Company’s vision and strategic direction, as well as his extensive knowledge of the Company’s industry and competitive markets.

Key Compton serves as a Class I Director. He has served as a Legacy FiscalNote director since February 2021. Mr. Compton is Co-Founder and Managing Director at Urgent International Inc., the owner and operator of the Global Public Offering Fund (also known as the GPO Fund), which he co-founded in 2017 to invest in visionary founders who are disrupting industries, expanding globally and seeking to access the international capital markets. Previously, from 2014 to 2016, he served as Senior Vice President for LivePerson, Inc., and from 2011 to 2013, he was the President of Data and Distribution for AddThis, Inc. (acquired by Oracle Corporation) where he led data strategy, sales and product development. Prior to AddThis, he co-founded and led multiple companies, including XGraph, Inc. (a data science firm) from 2008 to 2011, Solbright, Inc. (an advertising business systems firm)

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Proposal No. 1 — Election of Directors

from 1997 to 2003, Mimeo.com, Inc. (a document technology, print distribution and services firm), and SoundSpectrum, Inc. (creator of the iTunes music visualizer). Mr. Compton also served on the board of Spire Global Inc. (including being a member of the Audit Committee) from July 2019 through August 2021 when it listed on the New York Stock Exchange. Mr. Compton earned his undergraduate degree from the University of Vermont and graduate degrees from the Columbia Business School and London Business School. We believe Mr. Compton is well qualified to serve due to his extensive knowledge of corporate finance, capital allocation and investment matters, as well as experience in operations, sales and product development for technology businesses.

Class II Directors

Keith Nilsson serves as a Class II Director. He has served as a Legacy FiscalNote director since 2014. Mr. Nilsson is currently Co-Founder and Managing Partner of Xplorer Capital, an early-stage venture capital firm focused on disruptive technologies and business models, which he co-founded in 2010. Mr. Nilsson was previously a partner at TPG Growth from 2011 to 2015 and led technology investing in growth-oriented technology companies on a global basis. Prior to TPG, Mr. Nilsson held various senior executive roles at Yahoo! from Senior Vice President of Global Initiatives, Senior Vice President of Emerging Markets to Vice President of Corporate Development. Mr. Nilsson was responsible for all of the company’s investments, mergers and acquisitions, and strategic partnership activities on a global basis. During his tenure in Corporate Development, he directly led or oversaw over 40 acquisitions, investments or joint ventures worth more than $25 billion in transaction value, including Alibaba, Overture, Flickr and many others. Prior to joining Yahoo!, Mr. Nilsson worked in technology at Intel Corporation, and investment banking and equity research with Alex Brown and Bankers Trust in New York and Hong Kong. Mr. Nilsson is a member of the Council on Foreign Relations, Diabetes Youth Foundation (DYF) and also sits on various boards of start-up technology companies around the world. Mr. Nilsson holds a Bachelor of Arts from the University of California, an MBA from Columbia Business School, and a Master of International Affairs from Columbia University’s School of International Affairs. We believe Mr. Nilsson is well qualified to serve due to his extensive knowledge of corporate finance, capital allocation and investment, and strategic transactions in technology-driven sectors.

Gerald Yao serves as a Class II Director. He is one of our Co-Founders and has served as a director since Legacy FiscalNote’s founding in 2013. Mr. Yao co-founded FiscalNote after spending a decade leading operations in the non-profit, public schools, and start-up sectors. He served as our Chief Strategy Officer from 2014 to April 2025, during which time he helped to incubate many functions within the organization, oversee corporate strategy and new market growth expansion in APAC and with respect to ESG matters. Previously, he was director of finance for the National Youth Association from 2010 to 2013. He studied finance and sociology at Emory University. We believe Mr. Yao is well qualified to serve due to his prior role as Chief Strategy Officer and Co-Founder in guiding the Company’s strategy and corporate values, as well as his extensive knowledge of the Company's business and operations.

Class III Directors

Manoj Jain serves as a Class III Director. He also serves as co-chief investment officer, chief executive officer and chairman of the board of directors of DSAC, and is the co-chief investment officer and co-founder of Maso Capital. Prior to founding Maso Capital, Mr. Jain spent nine years at Och-Ziff Capital Management Limited, a leading multistrategy investment firm, where he was a Managing Director in the Hong Kong office. At Och-Ziff, Mr. Jain was focused on Asia merger arbitrage, event driven and capital markets. Prior to moving to Hong Kong, Mr. Jain was a generalist analyst focused on event driven and arbitrage at Och-Ziff in New York. Prior to Och-Ziff, Mr. Jain was an analyst in Mergers & Acquisitions at Credit Suisse First Boston in New York. Mr. Jain holds a M.A. in Management Studies from Cambridge University, U.K. We believe Mr. Jain is well qualified to serve due to his extensive knowledge of corporate finance, capital markets, investor relations, business strategy and strategic transactions.

Brandon Sweeney serves as a Class III Director. He has served as a Legacy FiscalNote director since April 2017. Mr. Sweeney is currently President, WW Field Operations at Cyera, an AI-native data security platform. Before then, he served as the President & Chief Operating Officer of dbt Labs from November 2023 to February 2026. From February 2020 to November 2023, Mr. Sweeney was Chief Revenue Officer of HashiCorp, a company focused on cloud infrastructure. From January 2004 to January 2020, Mr. Sweeney was at VMware, where he ran several multi-billion dollar businesses and served most recently as Senior Vice President, WW Cloud Sales. Prior to VMware, Mr. Sweeney served in various sales and investment banking roles, including as a VP at Click Commerce from 2001 to 2004, and in investment banking at Morgan Stanley from 1998 to 2000. Mr. Sweeney has a B.A. from Bowdoin College and an MBA from Northwestern University’s Kellogg School of Management. We believe Mr. Sweeney is well qualified to serve due to his significant expertise in business development and sales strategy and management, industry knowledge and experience operating technology-driven businesses at scale.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF TIMOTHY HWANG AND KEY COMPTON AS CLASS I DIRECTORS OF THE COMPANY FOR THE ENSUING TERM.

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Corporate Governance Matters

NYSE Delisting

On March 25, 2026, we received notification from the NYSE staff that it had determined to begin proceedings to delist our Class A Common Stock and public warrants. The NYSE reached this decision because, as of March 25, 2026, the 30-trading day average closing price of our Class A Common Stock had fallen below $1.00 per share and therefore the Company no longer complied with Section 802.01C of the NYSE’s Listed Company Manual. On April 3, 2026, we notified the NYSE that we did not intend to appeal the delisting determination, and the NYSE filed a Form 25 (Notification of Removal From Listing and/or Registration under Exchange Act Section 12(b)) with the SEC to effect the delisting. The delisting became effective on April 13, 2026. Our Class A Common Stock and public warrants are currently quoted on the OTCID Basic Market, operated by the OTC Markets Group, Inc. We intend to pursue quotation on a higher tier OTC market and to evaluate all available options to list other exchanges if advantageous to shareholders.

Although we currently comply with the NYSE's corporate governance listing requirements as set forth below, including maintaining an independent Board with corporate governance rules and oversight committees, we are not required to so comply as of the date of this Proxy Statement. We plan to evaluate the appropriateness of our corporate governance arrangements in light of FiscalNote's facts and circumstances over time, and intend to comply with applicable requirements of any market or exchange on which we trade in the future.

Classified Board of Directors

Our Certificate of Incorporation provides that the Board is divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2026, 2027 and 2028, respectively. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of the Board. This may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Meetings

Our Board held 17 meetings in 2025. Each of our directors attended at least 75% of the meetings of our Board, and each committee on which he or she served, held in 2025, except that Brandon Sweeney attended 71% of the meetings of our Board and 50% of the meetings of our Audit Committee.

Director Independence

Our Board, at the recommendation of the Governance Committee, has affirmatively determined that each of Manoj Jain, Key Compton, Keith Nilsson and Brandon Sweeney qualify as independent directors, as defined under the rules of the NYSE, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the NYSE relating to director independence requirements. In addition, we are subject to the rules of the SEC relating to the membership, qualifications, and operations of the Audit Committee and the membership of the Compensation Committee, as discussed below.

Family Relationships

There are no family relationships among any of our directors, director nominees and executive officers.

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Governance Committee. The function and authority of these committees are described below.

Audit Committee

Our Audit Committee currently consists of Key Compton, Brandon Sweeney and Manoj Jain. The Board has determined that each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act, and that each member has the requisite financial literacy required by the rules of the NYSE. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

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Corporate Governance Matters

Key Compton serves as the Chair of the Audit Committee. The Board has determined that Mr. Jain qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act (“Regulation S-K”), and has accounting or related financial management expertise in accordance with the rules of the NYSE. In making this determination, the Board considered formal education and previous experience in financial roles. Our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Audit Committee held eight meetings in 2025.

The functions of this committee include, among other things:

•
overseeing and monitoring the quality and integrity of the financial statements;
•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
reviewing with our independent registered public accounting firm the scope and results of its audit;
•
overseeing the development and performance of our internal audit function;
•
pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•
reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing and discussing with management and internal audit the risks facing the Company and the policies, guidelines and process for assessing and managing risks, and steps management has taken to monitor and control them;
•
reviewing and discussing with management the Company’s IT, cybersecurity and data-related risks, and management’s controls and incident response preparedness, as well as the adequacy and effectiveness of the Company’s processes and controls for making required or voluntary disclosures relating to cybersecurity and data responsibility matters;
•
reviewing related party transactions;
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•
preparing the Audit Committee Report required by the SEC to be included in our proxy statement.

Our Board has adopted a written charter for the Audit Committee, which is available on our website at www.fiscalnote.com.

Compensation Committee

Our Compensation Committee currently consists of Brandon Sweeney and Keith Nilsson. Brandon Sweeney serves as the Chair of the Compensation Committee.

The Board, at the recommendation of the Governance Committee, determined that each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of Rule 10C-1 of the Exchange Act and the rules of the NYSE. Our Compensation Committee held six meetings in 2025.

The functions of this committee include, among other things:

•
reviewing the Company’s overall compensation strategy and policies;
•
evaluating the performance of the Company's Chief Executive Officer, and reviewing and approving, or recommending to the full Board for approval, the compensation of the Company’s executive officers and directors, including employment agreements, severance arrangements or other benefits;
•
approving, or recommending to the full Board or stockholders for approval as appropriate or required, our incentive and equity-based compensation plans, and administering such plans;
•
determining stock ownership guidelines applicable to directors and executive officers;
•
reviewing the Company’s human capital management strategies, programs and policies, including, but not limited to, those regarding recruitment, retention, career development, diversity, equity and inclusion, workplace culture, and employee engagement; and
•
preparing the Compensation Committee Report required to be included in our proxy statement under the rules and regulations of the SEC.

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Corporate Governance Matters

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at www.fiscalnote.com. The charter provides that the Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. Under the Company’s long-term incentive plan, the Compensation Committee can also delegate to one or more executive officers the authority to approve awards to employees that are not executive officers within the parameters of a pool of shares approved by the Board of Directors or the Compensation Committee. The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, outside legal counsel or other advisers as is necessary to assist with the execution of its duties and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will take into consideration the factors outlined under applicable listing standards.

The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent executive compensation consultant for 2025. In the course of the Compensation Committee’s work throughout the year, FW Cook advised on, among other matters, establishing FiscalNote’s 2025 comparable peer company group, appropriately benchmarking our executive and director compensation programs and pay levels relative to peer group data, the design of our short-term and long-term incentive plans, and our severance and change in control severance arrangements. In assessing the independence of FW Cook, the Compensation Committee considered the factors required by the SEC and determined FW Cook was independent.

Governance Committee

Our Governance Committee consists of Keith Nilsson and Manoj Jain. Each member of our Governance Committee satisfies the independence requirements of the rules of the NYSE. Mr. Nilsson serves as the Chair of our Governance Committee. Our Governance Committee held six meetings in 2025.

The functions of this committee include, among other things:

•
determining the qualifications, qualities, skills, and other expertise required to be a director, and developing and recommending to the Board for its approval criteria to be considered in selecting nominees for director;
•
making recommendations to the Board regarding the selection and approval of the nominees for director to be submitted for a stockholder vote at the annual meeting of stockholders, as well as to fill any vacancies on the Board or a committee thereof;
•
reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chair;
•
reviewing and recommending to the Board corporate governance principles applicable to us, and overseeing the Company’s corporate governance practices and procedures;
•
overseeing the annual self-evaluation of the Board and each of its committees; and
•
monitoring compliance with the Company’s Code of Business Conduct & Ethics and providing oversight with respect to the ethics and compliance program.

Our Board has adopted a written charter for the Governance Committee, which is available on our website at www.fiscalnote.com.

Board Leadership Structure

Our Principles of Corporate Governance provide that our Board will select, upon recommendation from the Governance Committee, one of its members to serve as Chair of the Board. Any director is eligible to serve as chair. Timothy Hwang, our Co-Founder, currently serves as Executive Chair of our Board. We believe Mr. Hwang's significant voting power as a Class B shareholder and his experience as our Co-Founder make him an appropriate selection to serve as Executive Chair.

Board’s Role in Risk Oversight

Our Board has extensive involvement in the oversight of risk management related to us and our business as a whole, including our strategy, business performance, capital structure, management selection, compensation programs, stockholder engagement, corporate reputation, sustainability matters, and ethical business practices. The Board does not have a standing risk management committee, but rather discharges various aspects of its oversight responsibilities through its standing committees, which in turn report to the Board regularly regarding their activities. The Audit Committee represents our Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements and the surveillance of administrative and financial controls, as well as enterprise risk management, cyber risk and review of related party transactions. The Compensation Committee reviews the Company’s human capital management practices and related risks. It also reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking and discusses with management the relationship between risk management policies and practices and compensation. The Governance Committee

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Corporate Governance Matters

provides oversight over compliance with legal and regulatory requirements, ethics and whistleblower matters. In addition, our Board receives periodic detailed operating performance reviews from management.

Other Information about the Board of Directors

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal year 2025 or at any other time, one of our officers or employees. No member of the Compensation Committee had any contractual or other relationships with us requiring disclosure under the caption "Certain Relationships and Related Party Transactions" included below in this Proxy Statement during 2025. None of our executive officers has served as a director or member of a Compensation Committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a member of our Board or member of our Compensation Committee.

Code of Ethical Business Conduct

The Board adopted a Code of Ethical Business Conduct (the “Code of Conduct”) applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available on our website at www.fiscalnote.com. The Governance Committee of the Board is responsible for monitoring compliance with the Code of Conduct and providing oversight with respect to investigations of alleged breaches or violations of the Code of Conduct and enforcement thereof. Any waivers of the Code of Conduct for directors or executive officers must be approved by the Board or a duly authorized committee thereof. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

The Board adopted Principles of Corporate Governance that serve as a framework within which the Board and its committees operate. These guidelines are intended to structure the Board’s corporate governance in a manner that we believe closely aligns its interests with those of its stockholders. Notable features include:

•
independent director representation on our Audit, Compensation and Governance Committees, and independent directors meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;
•
10-year term limits for non-management directors;
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a process by which the Board shall annually evaluate the effectiveness and operations of the Board and its standing committees; and
•
at least one director on our Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC.

A copy of our Principles of Corporate Governance is posted on our website at www.fiscalnote.com.

Annual Meeting Attendance

Each of our directors is encouraged to attend our annual meetings of stockholders. Three of our directors attended the Company’s 2025 annual meeting of the stockholders. We expect that our directors will attend the Annual Meeting.

Director Nominations

Our Governance Committee recommends to the Board candidates for nomination for election at the annual meeting of the stockholders. The Board also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). The Board considers stockholder recommendations for director candidates using the same criteria as candidates identified through the Company’s internal process. Stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Bylaws, as summarized above in the section titled “How to Submit Stockholder Proposals for Next Year’s Annual Meeting.”

Our Principles of Corporate Governance set forth, among other things, certain criteria for the Governance Committee to consider in evaluating potential director nominees who have the education, business experience, and current insight necessary to understand the Company’s business and be able to evaluate and oversee the direction and performance of the Company. The Principles of Corporate Governance provide that directors shall be persons of integrity, with significant accomplishments and recognized business experience, who will bring a diversity of backgrounds, experiences, expertise, skill sets and perspectives to the Board. While the Company does not have a formal diversity policy, the Board and the Governance Committee believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition, as multiple and varied points of view contribute to a more effective decision-making process.

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Executive Compensation

We are considered a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with those rules, this section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As a smaller reporting company, our reporting obligations extend to the individuals serving as our chief executive officer and our two other most highly compensated executive officers for 2025, whom we refer to as our “named executive officers.”

For the year ended December 31, 2025, our named executive officers were:

•
Josh Resnik, President and Chief Executive Officer;
•
Jon Slabaugh, Chief Financial Officer and Senior Vice President of Corporate Development; and
•
Todd Aman, Chief Legal & Administrative Officer.

Executive Summary

In 2025, the Compensation Committee continued to advance the Company’s development and administration of public company executive compensation arrangements, taking into account the Company’s strategic objectives, data on comparable peer company practices and pay levels, and the importance of retaining and incentivizing top executives through the next phase of the Company’s growth and operational development.

Among other matters, the Compensation Committee:

•
adopted a 2025 Short-Term Incentive Plan in which the Company's executive officers participated, which linked payout levels to achievement of strategic financial performance targets for 2025;
•
reviewed and approved the Company's amended and restated change in control severance plan, effective on October 30, 2025;
•
reviewed and approved the proposed terms of amended and restated employment agreements for Messrs. Resnik, Slabaugh, and Aman in connection with the Company's adoption of an amended and restated change in control severance plan, effective on October 31, 2025; and
•
reviewed and approved grants of cash retention awards to Messrs. Resnik, Slabaugh, and Aman.

Throughout its decision-making process, the Compensation Committee references peer company group and survey data, but ultimately makes its determinations based on a panoply of relevant factors, including survey data, the Company’s strategic objectives, and the criticality and individual performance of each officer, among other matters. Please refer to “Use of Compensation Data” below for additional information on the data referenced by the Compensation Committee in its decision-making.

Compensation Philosophy

FiscalNote is guided by our Company’s core values, which include:

•
Know Your Audience: Actively think from the other person’s perspective both to create an incredible client experience externally and to collaborate well internally to get the job done.
•
Find the Truth: Work from data, give direct and honest feedback, seek out answers and be objective.
•
Drive Alignment: Share information with relevant stakeholders to ensure everyone’s on the same page.
•
Own the Job: Hold oneself accountable, strive for excellence, and make the right decision even when no one else is looking.
•
Bias for Action: Experiment and take risks, be willing to learn from mistakes and share new ideas.
•
Level Up: Grow professionally, seek out opportunities to learn new skills and contribute outside of one’s core competencies.
•
Support the Family: Celebrate others’ successes, appreciate the diversity of the team, and make time to help others and cultivate trusting relationships throughout the organization.

Our compensation programs, including programs for senior executives, are intended to support these values. Within the constraints of available cash and equity resources, we have sought to design our compensation and benefits program to attract, retain, incentivize and reward talented and qualified executives who share our values and are driven to work towards achieving our strategic business objectives. Our programs seek to incentivize performance, reward appropriate risk taking and innovation, recognize individuals’ different responsibilities, skills and contributions, and recruit and retain key employees in support of the Company’s growth and operational development, taking into account the significant competition for talent in the markets in which

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Executive Compensation

we operate. We expect that the Compensation Committee will continue to review and modify FiscalNote’s executive compensation programs as the Company grows and further matures, considering the ongoing analysis and advice of its independent compensation consultant, competitive peer data, our compensation philosophy, the Company’s evolving business and compensation objectives, and any other factors that the Compensation Committee deems relevant.

The Compensation Committee assesses our compensation policies and practices periodically to determine whether any employee pay policy or practice creates risks reasonably likely to have a material adverse effect on us. In addition, our Insider Trading Policy, among other matters, prohibits directors and employees (including members of senior leadership) from hedging the economic risk of their ownership in the Company and from pledging Company shares as collateral for margin loans in the Company. Please refer to “Governance Policies” below for more information regarding the compensation and stock ownership policies applicable to our executive officers and directors.

Use of Compensation Data

The Compensation Committee performs an annual review and assessment of FiscalNote's executive compensation programs, including each executive's level and mix of base salary, short and long-term incentive and other compensation elements. In performing this assessment, the Compensation Committee considers, among other matters, how our compensation arrangements compare against relevant market survey data and the compensation arrangements of public peer companies (the “Comparative Market Data”).

For 2025 compensation decisions, the Comparative Market Data was drawn from:

•
publicly-disclosed compensation data of public peer companies identified in July 2024 by FW Cook, in consultation with the committee and members of management; and
•
proprietary third-party survey data scoped to technology companies with revenues under $200 million annually.

The Compensation Committee does not target elements of compensation to a certain percentage or percentile within the Comparative Market Data. Instead, it uses the Comparative Market Data to obtain a general understanding of the compensation structures maintained by similarly situated companies and to verify that our named executive officers’ compensation levels and mix fall within an appropriate range based on the market reference points provided by the data. It performs its annual assessment of our executive compensation programs in light of all relevant factors, including the Company’s strategic objectives, the need to retain critical talent, the performance of the Company and individual officers, as well as the Comparative Market Data. Based on these factors, the Compensation Committee believes the various elements of executives’ compensation arrangements are set at appropriate levels given FiscalNote’s scale and stage of development.

Elements of Executive Compensation

In 2025, the compensation program for our named executive officers consisted of base salary, short-term incentive opportunities, long-term equity grants, various standard benefits and certain perquisites, each as further described below:

•
Base Salary: Base salary is paid to attract and retain qualified talent and is set at a level commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Each named executive officer’s current annual base salary level is established in his respective employment agreement and/or offer letter and, at the time of establishment, was in-line with the 25th percentile of the then-available Comparative Market Data provided to the Compensation Committee.
•
Short-Term Incentives: Short-term incentives are used to reward executive performance in attaining Company financial and strategic goals set on an annual basis. In the second quarter of 2025, the Compensation Committee adopted the 2025 Short-Term Incentive Plan (the “2025 STI Plan”) for the Company’s executive officers with the structure and terms described below.
•
Financial Performance Targets. The 2025 STI Plan was designed to tie each executive’s payout, relative to such executive’s annual incentive target, to the Company’s achievement relative to the following financial performance measures for 2025:
•
$97 million in consolidated revenue determined in accordance with U.S. generally accepted accounting principles (“GAAP”) (weighted 40%), representing the Company’s strategic objective of growing its overall revenue.
•
$90 million in consolidated annual recurring revenue, defined as consolidated annualized subscription revenue (weighted 35%), representing the Company’s strategic objective of scaling its future revenue generating capacity.
•
$11 million in Adjusted EBITDA (weighted 25%), representing the strategic objective of increasing efficiency and streamlining operations to drive towards a profitable, self-sustaining business.

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Executive Compensation

The 2025 STI Plan provides the Compensation Committee with discretion to modify, among other matters, the above financial measures, their relative weighting, or the threshold, target and maximum payout levels in respect thereof in the event of material unusual, non-recurring strategic transactions or events (e.g., acquisitions, dispositions) occurring in 2025 after the effective date of the plan.

•
Plan Structure: The definition of each financial measure, its relative weighting, and its initial threshold, target and maximum payout levels are summarized below.

	GAAP Revenue	Annual Recurring Revenue	Adjusted EBITDA
Definition	Consolidated revenue for 2025, determined in accordance with GAAP	Annual recurring revenue (1)

As defined under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings. See Annual Report on Form 10-K for fiscal 2025, accompanying this Proxy Statement.

Relative Weighting	40%	35%	25%
Maximum (200% Payout)	$103 million	$99 million	$13 million
Target (100% Payout)	$97 million	$90 million	$11 million
Threshold (50% Payout)	$94 million	$85 million	$10 million

(1)
In accordance with the terms of the 2025 STI Plan, the Compensation Committee adjusted the annual recurring revenue threshold, target and maximum levels to $83.6 million, $88.6 million and $97.6 million, respectively, in light of the Company’s divestiture of TimeBase, its former Australian subsidiary, following the effective date of the 2025 STI Plan.

After the financial measure outcome is initially determined based upon the Company’s financial performance as described above (the “Initial Bonus Amount”), the 2025 STI Plan provided that Compensation Committee shall assess such officer’s performance relative to (1) individual goals related to such officer’s department or function and (2) individual goals intended to advance the Company’s broader culture & inclusion objectives. The Compensation Committee may, in its discretion, modify an officer’s Initial Bonus Amount positively or negatively by up to 10% based upon such officer’s individual performance and by up to 10% based on such officer’s culture & inclusion-related performance during the year (for a maximum modification of up to 20% of the Initial Bonus Amount).

All short-term incentive payouts under the 2025 STI Plan were structured as a lump sum to be paid after year end, based on 2025 performance.

•
Short-Term Incentive Plan Payout Results

Based on 2025 financial performance, each executive officer’s Initial Bonus Amount was 66% of such officer’s target bonus opportunity, calculated as follows:

•
2025 GAAP revenue (weighted 40%) was $95.4 million, between threshold and target, and yielding a 74.6% payout for this measure.
•
Annual recurring revenue as of December 31, 2025 (weighted 35%) was $84.1 million, between threshold and target (each as adjusted to reflect the Company’s divestiture of TimeBase), and yielding a 55% payout for this measure.
•
2025 Adjusted EBITDA (weighted 25%) was $10.3 million, between threshold and target, and yielding a 64.2% payout for this measure.

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Executive Compensation

Following the determination of each officer’s Initial Bonus Amount, the Compensation Committee assessed each officer’s performance relative to such officer’s individual and culture & inclusion goals for the year, taking into account the Company’s overall operating performance and management’s feedback on Messrs. Slabaugh and Aman’s performance. In light of such assessment, the Compensation Committee applied the individual and culture & inclusion performance modifiers to calculate final bonus payouts to each named executive officer as follows:

Name	Base Salary	Target Bonus (% of Base Salary)	Initial Bonus Amount (65% of Target)	Individual Performance Modifier	Culture & Inclusion Modifier	Final Payout Outcome

Josh Resnik	$425,000	75%	$207,570	—%	10%	$228,225
Jon Slabaugh	$385,000	50%	$125,356	—%	10%	$137,830
Todd Aman	$350,000	33%	$75,214	—%	10%	$82,698

•
Long-Term Incentives: In 2025, our compensation program sought to leverage long-term equity compensation to retain management and align the management team’s interests with long-term stockholder value creation. To that end, the Compensation Committee approved meaningful grants of time-based restricted stock units (“RSUs”) to Messrs. Resnik, Slabaugh, and Aman as a component of each officer’s 2025 total rewards. Please refer to “—Summary Compensation Table” for more information on the grants awarded to the named executive officers in 2025. In 2026, the Compensation Committee will evaluate the feasibility of further long-term equity awards in light of the Company’s overall stock price performance, the shares available for future grant under the 2022 Plan (as defined below) and other relevant factors.
•
Cash Retention Grants: Our Compensation Committee also reviews the compensation of our executive officers and, depending upon individual performance and the competitive environment for senior executive leadership talent, may grant certain retention awards to certain executives. On October 30, 2025, the Compensation Committee approved a one-time cash retention award to each of Messrs. Resnik, Slabaugh and Aman in the amounts of $500,000, $300,000 and $300,000, respectively. Each retention award will be paid if the applicable officer remains employed forty-eight (48) months after the execution of the award agreement governing the retention award, provided, however, that the obligation to pay the retention award would be accelerated in certain scenarios set forth in the award agreement governing the retention award.
•
Benefits: Our executive officers participate in the company’s benefits programs available to employees generally. We maintain a 401(k) plan for employees to encourage employees to save some portion of their cash compensation for their retirement. In each of 2024 and 2025, we matched 100% of each employee’s first 3% contribution, and 50% on the next 2%. Employees are eligible to participate in our 401(k) plan the first of the month following their 90th day of employment, and our retirement contributions are vested immediately. We also offer our employees a suite of medical, dental, vision, and life insurance options and similar benefits, in which our named executive officers may elect to participate on the same terms as other employees.
•
Perquisites: The Company has generally discontinued perquisites as part of its compensation program.

Summary Compensation Table

The following table sets forth information concerning compensation paid by us to our named executive officers for their services rendered to us in all capacities during the years ended December 31, 2024 and 2025:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-equity incentive plan compensation(2)	All Other Compensation(3)	Total
Josh Resnik(4)	2025	$425,000	—	$1,380,688	$228,225	$12,517	$2,046,430
CEO and President	2024	$400,368	—	$1,281,160	$60,000	$12,256	$1,753,784
Jon Slabaugh	2025	$385,000	—	$1,000,000	$137,830	$14,000	$1,536,830
CFO and SVP of Corporate Development	2024	$350,626	—	$1,130,570	$51,625	$13,674	$1,546,495
Todd Aman	2025	$350,000	—	$1,000,000	$82,698	$13,458	$1,446,156
Chief Legal & Administrative Officer

(1)
Amounts in this column represent the aggregate grant-date fair value of stock option and restricted stock unit awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s (“FASB”)

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Executive Compensation

Accounting Standards Codification Topic 718 (“Topic 718”). Pursuant to Topic 718, with respect to the performance-based awards, the grant date fair value assumes the maximum level of performance is achieved in accordance with Topic 718. See Note 13 to our Consolidated Financial Statements included in our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of the equity awards.
(2)
Amounts reported in this column (a) for 2025 represent short-term incentive payouts under the Company’s 2025 STI Plan and (b) for 2024 represent short-term incentive payouts under the Company’s 2024 STI Plan.
(3)
Amounts in this column include matching contributions made to each named executive officer under the 401(k) plan.
(4)
Mr. Resnik has served as our CEO since January 1, 2025. Before that, he served as our President and Chief Operating Officer since February 2022.

Employment Agreements

All named executive officers are employees-at-will. Each of Messrs. Resnik, Slabaugh and Aman entered into an amended and restated employment agreement effective as of October 31, 2025. The terms of the employment agreement in effect as of December 31, 2025 with each named executive officer are summarized below. In reviewing the annual base salary levels, short-term incentive targets and initial equity grant amounts set forth in each named executive’s employment agreement, the Compensation Committee considered the then-available Comparative Market Data, the criticality of the role to the Company’s strategic objectives and other factors.

In addition, upon joining the Company, each employee, including our executive officers, executes our standard form of Employee Confidentiality and Invention Assignment Agreement, which sets forth customary confidentiality, non-solicitation, and intellectual property assignment obligations of each employee.

Josh Resnik

Mr. Resnik’s employment agreement, which became effective on October 31, 2025, has an initial term of four years from January 1, 2025 and thereafter renews automatically for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then scheduled expiration of the term. Among other matters, the agreement provides for the following:

•
Annual Base Salary: Mr. Resnik’s annual base salary is $425,000.
•
Short-Term Incentive: Mr. Resnik is entitled to an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 75% of his annual base salary.
•
Equity Awards: Mr. Resnik is entitled to receive equity compensation in an amount and subject to terms determined in the discretion of the Compensation Committee.
•
Severance: Mr. Resnik is entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.
•
Other Covenants: Mr. Resnik is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

Jon Slabaugh

Mr. Slabaugh’s employment agreement, which became effective on October 31, 2025, has an initial term of four years from July 29, 2022 and thereafter renews automatically for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then scheduled expiration of the term. Among other matters, the agreement provides for the following:

•
Annual Base Salary: Mr. Slabaugh's annual base salary is $385,000.
•
Short-Term Incentive: Mr. Slabaugh is entitled to receive an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 50% of his annual base salary.
•
Equity Awards: Mr. Slabaugh is entitled to receive equity compensation in amount and subject to terms determined in the discretion of the Compensation Committee.
•
Severance: Mr. Slabaugh is entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.
•
Other Covenants: Mr. Slabaugh is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

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Executive Compensation

Todd Aman

Mr. Aman’s employment agreement, which became effective on October 31, 2025, has an initial term of four years from December 6, 2024 and thereafter renews automatically for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then scheduled expiration of the term. Among other matters, the agreement provides for the following:

•
Annual Base Salary: Mr. Aman's annual base salary is $350,000.
•
Short-Term Incentive: Mr. Aman is entitled to receive an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 33% of his annual base salary.
•
Equity Awards: Mr. Aman is entitled to receive equity compensation in amount and subject to terms determined in the discretion of the Compensation Committee.
•
Severance: Mr. Aman is entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.
•
Other Covenants: Mr. Aman is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

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Executive Compensation

Outstanding Equity Awards at 2025 Fiscal Year End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Josh Resnik	5/2/2019	(3)	4,451	—	—	26.88	5/1/2029	—	—	—	—
	7/29/2020	(3)	12,364	—	—	29.28	7/28/2030	—	—	—	—
	7/29/2021	(3)	2,472	—	—	78.84	7/28/2031	—	—	—	—
	2/11/2021	(4)	—	—	9,891	32.64	2/10/2031	—	—	—	—
	12/23/2021	(5)	2,407	—	—	100.80	12/22/2031	—	—	—	—
	10/5/2022	(6)	—	—	—	—	—	811	1,192	—	—
	10/5/2022	(7)	16,666	—	—	75.36	10/4/2032	—	—	—	—
	7/17/2024	(10)	—	—	—	—	—	15,078	22,165	—	—
	7/17/2024	(11)	5,988	13,178	—	23.64	7/16/2034	—	—	—	—
	11/12/2024	(12)	—	—	—	—	—	27,791	40,853	—	—
	11/12/2024	(12)	—	—	—	—	—	87,209	128,197	—	—
Jon Slabaugh	1/21/2020	(2)	10,880	—	—	29.16	1/20/2030	—	—	—	—
	2/11/2021	(3)	—	—	7,418	32.64	2/10/2031	—	—	—	—
	7/29/2021	(2)	2,472	—	—	78.84	7/28/2031	—	—	—	—
	12/23/2021	(5)	1,713	—	—	100.80	12/22/2031	—	—	—	—
	10/5/2022	(8)	2,083	—	—	75.36	10/4/2032	—	—	—	—
	2/7/2023	(9)	175	—	—	43.20	2/6/2033	—	—	—	—
	2/7/2023	(9)	1,907	—	—	43.20	2/6/2033	—	—	—	—
	7/17/2024	(10)	—	—	—	—	—	20,845	30,642	—	—
	7/17/2024	(11)	435	—	—	23.64	7/16/2034	—	—	—	—
	7/17/2024	(11)	7,004	16,369	—	23.64	7/16/2034	—	—	—	—
	12/31/2024	(12)	—	—	—	—	—	75,736	111,332	—	—
Todd Aman	5/31/2021	(13)	2,472	—	—	43.56	5/30/2031	—	—	—	—
	2/7/2023	(14)	1,542	708	—	43.20	2/6/2033	—	—	—	—
	2/7/2023	(15)	—	—	—	—	—	189	278	—	—
	2/5/2024	(16)	5,468	782	—	17.52	2/4/2034	—	—	—	—
	7/17/2024	(17)	2,231	4,911	—	23.64	7/16/2034	—	—	—	—
	7/17/2024	(18)	—	—	—	—	—	6,254	9,193	—	—
	12/31/2024	(19)	—	—	—	—	—	75,736	111,332	—	—

(1)
Calculated based on a price per share of $1.47, the closing price per share of the Company’s Class A common stock as reported on the New York Stock Exchange at market close on December 31, 2025.
(2)
Options vested over four years, with the first 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting ratably each month thereafter over the remaining 36 months of the vesting period.
(3)
Options vested over four years, with the first 10% vesting on the first anniversary of the vesting commencement date, an additional 5% vesting in each of quarters 5-8 thereafter, and an additional 8.75% vesting in each of quarters 9-16 thereafter.
(4)
Performance-based options vest upon the Class A common stock achieving specified prices per share (ranging from $171.00 - $255.00). The number of shares underlying the performance-based options is based on the threshold payout of 33%.
(5)
Options vested 25% on November 7, 2022 and in additional 6.25% increments each quarter thereafter.
(6)
RSUs vested 12.5% on each of November 1, 2022 and December 1, 2022, with the remaining RSUs vesting ratably over the remaining 36 months beginning January 1, 2023.
(7)
Options vested 12.5% on each of November 1, 2022 and December 1, 2022, with the remaining options vesting monthly ratably over the 36 months beginning January 1, 2023.
(8)
Options vested monthly ratably on November 1, 2022 and December 1, 2022.

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Executive Compensation

(9)
Options vested ratably monthly beginning February 7, 2023 through December 7, 2023.
(10)
RSUs vest one-third on the anniversary of the grant date, and in 12th increments each quarter over the two years thereafter.
(11)
Options vest 25% on the anniversary of the vesting commencement date, and in 16th increments each quarter over the three years thereafter.
(12)
RSUs vest one-third on the anniversary of the grant date, and in 12th increments each quarter over the two years thereafter.
(13)
Options vested 25% on April 12, 2022 and in additional 6.25% increments each quarter thereafter.
(14)
Options vest over four years, with the first 25% having vested on February 7, 2024 and the remainder vesting ratably each quarter thereafter over the remaining three years of the vesting period.
(15)
RSUs vested one-third on February 7, 2024, with the remaining RSUs vesting ratably each quarter thereafter over the remaining two years of the vesting period.
(16)
Options vested 50% on February 5, 2025 and the remainder vesting in additional 12.5% increments each quarter thereafter.
(17)
Options vest 25% on the anniversary of the grant date, and in 16th increments each quarter over the three years thereafter.
(18)
RSUs vest one-third on the anniversary of the grant date, and in 12th increments each quarter over the two years thereafter.
(19)
RSUs vest one-third on the anniversary of the vesting commencement date, and in 12th increments each quarter over the two years thereafter.

For more information about the Company’s 2022 Long-Term Incentive Plan (as amended, the “2022 Plan”), including provisions thereunder related to the treatment of outstanding awards in connection with certain corporate transactions, please refer to copy of the 2022 Plan filed as an exhibit to the Annual Report accompanying this Proxy Statement.

Severance Plan

FiscalNote has adopted an Executive Severance Plan (“Severance Plan”) in order provide members of FiscalNote’s executive team with severance benefits (unless otherwise covered by employment agreement provisions) in the event of a “Qualifying Termination,” which is defined as an involuntary termination of a participant’s employment by the Company (other than for Cause) or the resignation of a participant for Good Reason. The Severance Plan provides that the Compensation Committee, as administrator, shall designate the employees who are eligible to participate in the plan from time to time.

•
“Cause” is defined as: (i) a participant’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (ii) a participant’s (1) engagement in material dishonesty, willful misconduct or gross negligence in each case in connection with the participant’s position with us; (2) breach of any confidentiality, invention assignment, non-disclosure, or non-solicitation agreement entered into between the participant and us; (3) material violation of a written policy or procedure of us or any of our affiliates that has been provided to the participant, causing substantial injury to us or our affiliate; or (4) willful refusal to perform the participant’s assigned duties, following written notice of such refusal, a 15-day cure period and failure to do so. No act or omission shall be considered “willful” if such act or omission was done, or not done, in the reasonable, good-faith belief that such act or omission was in the best interests of us or upon the advice of counsel to us or our affiliates.
•
“Good Reason” is defined as: (i) a material reduction in the participant’s duties, authority, or responsibilities; (ii) a material reduction in the participant’s annual base salary; (iii) a relocation of the participant’s principal workplace by more than 35 miles; or (iv) our material breach of any written compensatory agreement with the participant. The participant must, within 30 days after learning of a potential Good Reason trigger, provide notice of an intent to resign, with such resignation to be effective 90 days following the delivery thereof, and with such resignation to be for “Good Reason” only if the potential trigger remains substantially uncured as of such date of resignation.

The amount of severance payable to our named executive officers in the event of a termination without Cause or a resignation for Good Reason is set forth in their respective employment agreements, as described below under “Employment Agreements.”

Potential Payments Upon Termination or Change of Control

Under the employment agreements in effect as of December 31, 2025, each of our named executive officers was entitled to certain severance benefits upon a termination of employment, including in connection with a change in control of the Company, as follows:

•
In the event the executive is terminated without Cause or resigns for Good Reason (in each case, as defined in the agreement), such executive will be eligible to receive (i) an amount equal to the sum of his annual base salary plus his target annual bonus for the fiscal year in which the date of termination occurs, (ii) 12 months of accelerated service-based vesting for all unvested equity awards that have a service-based vesting component; provided, that any performance conditions will not be vested, but rather only vested if and to the extent the performance conditions are attained and, in the case of Messrs. Resnik and Aman, such attainment is within 12 months following termination; and (iii) a full COBRA premium subsidy for 12 months (the “Standard Severance”). Mr. Resnik is entitled to the Standard Severance only if the termination occurs after January 1, 2027.

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Executive Compensation

•
In lieu of the foregoing severance benefits, if the executive is terminated without Cause or resigns for Good Reason within six months prior to or 12 months following a Change in Control (as defined in the agreement), such executive will be eligible to receive (i) an amount equal to the sum of 2.0 times his annual base salary plus his target annual bonus for the fiscal year in which the date of termination occurs, (ii) full accelerated service-based vesting for all unvested equity awards that have a service-based vesting component; provided, that any performance conditions will not be vested, but rather only vested if and to the extent the performance conditions are attained and, in the case of Mr. Aman, such attainment is within 12 months following termination; and (iii) a full COBRA premium subsidy for 18 months (the “Increased Severance”). Mr. Resnik is also entitled to Increased Severance if the termination occurs outside of a Change in Control before January 1, 2027.

In each case, the foregoing severance benefits are conditional on the executive’s execution and non-revocation of a general release and other customary matters. The severance benefits under the executive’s employment agreement supersede and replace such executive’s entitlement to severance under any other program. For more information about the executive employment agreements, please refer to “Executive Compensation – Summary Compensation Table - Employment Agreements” above.

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Executive Compensation

Pay Versus Performance

Year	Summary compensation table total for PEO (Timothy Hwang) (1)	Compensation actually paid to PEO (Timothy Hwang) (1) (3)	Summary compensation table total for PEO (Josh Resnik) (2)	Compensation actually paid to PEO (Josh Resnik) (2) (3)	Average summary compensation table total for non-PEO named executive officers (4)	Average compensation actually paid to non-PEO named executive officers (4)	Value of initial fixed $100 investment based on: Total shareholder return (5)	Net income (loss)
2025	—	—	$2,046,430	$175,749	$2,982,986	$780,509	$10.75	$(65,247,000)
2024	$607,625	$542,054	—	—	$3,300,279	$2,230,787	$93.86	$9,517,000

(1)
Timothy Hwang was the Company's principal executive officer for the fiscal year ended December 31, 2024.
(2)
Josh Resnik was the Company's principal executive officer for the fiscal year ended December 31, 2025.
(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for each of the PEOs and for the average of the non-PEO NEOs is set forth following the footnotes to this table.
(4)
For the fiscal year ended December 31, 2024, Josh Resnik and Jon Slabaugh were the Company's non-PEO named executive officers. For the fiscal year ended December 31, 2025, Jon Slabaugh and Todd Aman were the Company's non-PEO named executive officers.
(5)
Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested on December 31, 2023. Historical stock price performance is not necessarily indicative of future stock price performance.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total(1)	Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year (4)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year (5)	Plus (Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years (6)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year (7)	Plus (Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year (8)	Equals Compensation Actually Paid
Timothy Hwang
2024	$607,625	—	—	$(100,612)	—	$35,041	$542,054
Josh Resnik
2025	$2,046,430	$(1,380,688)	$128,197	$(487,421)	$118,423	$(249,192)	$175,749
2024	—	—	—	—	—	—	—
Non-PEO Named Executive Officers (10)
2025	$2,982,986	$(2,000,000)	$222,664	$(310,265)	—	$(114,876)	$780,509
2024	$3,300,279	$(2,411,730)	$1,325,255	$(8,171)	—	$25,154	$2,230,787

(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(2)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(3)
Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(4)
Represents the grant date fair value of the option awards and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(5)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(6)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in

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Executive Compensation

accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the indicated fiscal year.
(7)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(8)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(9)
Represents the fair value as of the last day of the prior fiscal year of the option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(10)
For the fiscal year ended December 31, 2024, Josh Resnik and Jon Slabaugh were the Company's non-PEO named executive officers. For the fiscal year ended December 31, 2025, Jon Slabaugh and Todd Aman were the Company's non-PEO named executive officers. Amounts shown represent averages.

Relationship Between Pay and Performance

We believe that our compensation programs exhibit strong alignment between compensation actually paid to our executive officers and the Company's performance as measured by total shareholder return and net income. Specifically, as indicated in the above tables:

•
Total Shareholder Return: A $100 investment in the Company's Class A Common Stock on December 31, 2023 declined in value to $93.86 as of December 31, 2024 and $10.75 as of December 31, 2025 (representing an approximately 89% decline over the two year period).
•
Net Income: Net income was approximately $9.5 million for fiscal 2024 and net loss was approximately $65.2 million for fiscal 2025.
•
CEO Compensation: In 2024, the total compensation actually paid to our Chief Executive Officer (Tim Hwang) was $542,052 (or 10% less than the total compensation reported in the Summary Compensation Table). In 2025, the total compensation actually paid to our Chief Executive Officer (Josh Resnik) was $175,749 (or 91% less than the total compensation reported in the Summary Compensation Table).
•
Other NEO Compensation: In 2024, the total compensation actually paid to our Chief Operating Officer and Chief Financial Officer (Josh Resnik and Jon Slabaugh, respectively) was $1,893,475 (or 43% less than the total compensation reported in the Summary Compensation Table for such officers). In 2025, the total compensation actually paid to our Chief Financial Officer and Chief Legal & Administrative Officer (Jon Slabaugh and Todd Aman, respectively) was $806,157 (or 73% less than the total compensation reported in the Summary Compensation Table for such officers).

We believe that the close linkage between pay actually realized and Company performance is attributable primarily to our use of long-term incentive awards as a significant component of total compensation. The decline in the trading price per share of the Class A Common Stock over time drove substantial reductions in pay actually realized by our named executive officers (particularly, substantial reductions in the value of equity awards our officers hold and shares received upon vesting). We further link pay actually realized to Company performance through our short-term incentive arrangements, which tie annual bonus payout amounts directly to Company performance on key financial measures. Accordingly, we believe our executive compensation programs strongly align management incentives with shareholder interests.

Governance Policies

Insider Trading Policy

The Company has adopted an insider trading policy (the “Insider Trading Policy”) which is reasonably designed to promote compliance with insider trading laws and applicable rules and regulations, including those imposed by the SEC and NYSE. The Insider Trading Policy applies to all directors, officers, employees and certain third parties, including consultants, of the Company and prohibits purchases, sales, gifts and any other transactions involving the Company’s securities or the securities of any other companies while in possession of material non-public information regarding the Company or such other companies and from

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Executive Compensation

disclosing such information to others. It also imposes additional restrictions on directors, officers and certain other employees and third parties who regularly have access to such material non-public information, including blackout periods and pre-clearance requirements. Because the Company has not historically engaged in stock buybacks and grants awards during open windows, the Company has not adopted formal policies and procedures with respect to the Company’s transactions in its own securities. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Hedging Policy

The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, our directors, officers, and employees, whether or not in possession of material non-public information, are generally prohibited from: (i) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), (ii) transacting in put options, call options or other derivative securities, on an exchange or in any other organized market, (iii) engaging in hedging or monetization transactions, such as the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (iv) certain other transactions set forth in our Insider Trading Policy.

Stock Ownership Guidelines

Our Principles of Corporate Governance set forth stock ownership guidelines for directors and executive officers as follows, which we believe serve to further align the interests of management with those of stockholders:

•
Directors: By the director’s election or appointment to the Board, each non-employee director shall hold shares of common stock, unvested restricted shares or restricted stock units subject solely to continued service, and in-the-money stock options in an amount equal in value to at least five times the directors’ annual cash retainer (but not committee or committee chair retainers) in effect.
•
Officers: By the executive’s appointment to such position, each executive officer shall hold shares of common stock, unvested restricted shares or restricted stock units subject solely to continued employment, and in-the-money options equal in value to: (1) for the CEO – at least six times the CEO’s current base salary; (2) for the COO (if any) and CFO – at least three times the executive’s current base salary; and (3) for all other senior executives – at least two times the executive’s current base salary.

Clawback Policy

In 2023, we adopted an Executive Compensation Clawback Policy (the “Clawback Policy”), which is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Exchange Act Rule 10D-1. Pursuant to the Clawback Policy, in the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, we will seek to recover the excess incentive-based compensation received by any covered executive officers during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Policy and Practices on Timing of Granting Options

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, our practice generally is to not grant any such awards at a time when we are in possession of material nonpublic information and we generally do not grant stock options or similar awards (i) during trading blackout periods established under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. In addition, we do not time the disclosure of material nonpublic for the purpose of affecting the value of executive compensation. During the fiscal year ended December 31, 2025, we did not award any stock options to any of our named executive officers during the period beginning four business days before the filing of a Form 10-Q or Form 10-K or the filing or furnishing of a Form 8-K that discloses material nonpublic information (other than a Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such report.

2026 Proxy Statement	23

Executive Compensation

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one report was filed late for Mr. Donnell reporting a vesting event occurring in January 2025; one report was filed late for each of Messrs. Jain, McChrystal, Nilsson, Sweeney and Ms. Sedgley reporting a stock grant in lieu of a quarterly cash retainer awarded in March 2025; one report was filed late for Mr. Jain reporting an equity grant awarded in May 2025; one report was filed late for Mr. Yao reporting a vesting event occurring in May 2025; one report was filed late for Mr. Donnell reporting a vesting event occurring in July 2025; one report was filed late for each of Messrs. Aman, Yao, and Donnell reporting a vesting event in August 2025; one report was filed late each of Messrs. Hwang and Resnik reporting a vesting event occurring in September 2025; one report was filed late for Mr. Jain reporting a stock grant in lieu of a quarterly cash retainer awarded in September 2025; and one report was filed late for Mr. Sweeney reporting a stock grant in lieu of a quarterly cash retainer awarded in December 2025. In addition, the reports filed for Mr, Jain reporting stock grants in lieu of a quarterly cash retainers awarded in each of March 2025, June 2025, September 2025 and December 2025 and the report filed for Mr. Jain reporting an equity grant awarded in May 2025 will be amended to include additional reporting persons.

2026 Proxy Statement	24

Director Compensation

In May 2025, the Compensation Committee established a non-employee director compensation program consisting of the elements described below. In Q1 2026, the Compensation Committee determined to temporarily suspend the non-employee director compensation program in light of the Company’s financial performance, the then-prevailing trading price per share of the Class A Common Stock, and the availability of shares for grant under the 2022 Plan. The Compensation Committee expects to reevaluate the program for 2026 and future periods in light of all relevant factors.

•
Equity: Upon joining the Board, each director receives a grant of RSUs with an aggregate grant date value of $175,000. Thereafter, each director receives an annual grant of RSUs with an aggregate grant date value of $175,000 in connection with the annual meeting of stockholders (if re-elected, in the case of directors whose terms are expiring and are nominated for re-election). The awards shall vest on the one-year anniversary of the grant date and have such other terms as shall be set forth in a form of award agreement for director restricted stock unit awards to be adopted by the Compensation Committee from time to time.
•
Cash: Each director shall receive an annual cash retainer equal to $30,000. In addition, the Chair of each standing committee of the Board and the lead independent director (if any) shall receive a further annual retainer in the amount indicated below. There are no committee member or meeting attendance fees. All cash retainers are paid in four quarterly installments.
•
Audit Committee Chair: $25,000;
•
Compensation Committee Chair: $15,000;
•
Governance Committee Chair: $10,000; and
•
Lead Independent Director: $25,000.

Each director may opt to receive, in lieu of the annual cash retainer outlined above, shares of our Class A Common Stock. A director’s election to receive shares of Class A Common Stock will apply for all payments with respect to the annual cash retainer for a given year.

•
Expenses: Each non-employee director also shall receive reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings.

In addition to the above, in connection with the Company's executive leadership transition effective January 1, 2025, the Company and Mr. Hwang entered into an Amended & Restated Employment Agreement dated as of November 12, 2024, setting forth, among other matters, Mr. Hwang's salary, long-term incentive, perquisite and severance and change of control severance arrangements in his capacity appointment as Executive Chairman. For a description of Mr. Hwang’s amended and restated employment agreement, please refer to the Current Report on Form 8-K filed with the SEC on November 15, 2024.

Our Board will review director compensation periodically, taking into account analysis and advice from the Compensation Committee’s independent consultant, our compensation philosophy, the company’s business and compensation objectives, and other relevant factors.

Director Compensation Table

The table below summarizes the compensation of each person serving as a non-employee director who received compensation from us during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Timothy Hwang(4)	$325,000	$413,600	$86,075	$824,675
Gerald Yao	$20,000	$-	$-	$20,000
Michael J. Callahan(5)	$48,750	$83,879	$-	$132,629
Key Compton	$30,000	$83,879	$-	$113,879
Manoj Jain	$-	$113,879	$-	$113,879
Keith Nilsson	$-	$118,879	$-	$118,879
Stanley McChrystal(6)	$7,500	$91,379	$-	$98,879
Anna Sedgley(7)	$-	$138,879	$-	$138,879
Brandon Sweeney	$-	$128,879	$-	$128,879

2026 Proxy Statement	25

Director Compensation

(1)
Amounts presented in this column include the value of cash retainers that each of Messrs. Jain, Nilsson, and Sweeney and Ms. Sedgley elected to receive in stock in lieu of cash for each quarter of 2025 and that Mr. McChrystal elected to receive in stock in lieu of cash for the first quarter of 2025.
(2)
The amounts in this column represent the aggregate grant-date fair value of the annual RSU awards granted to each director in connection with the 2025 Annual Meeting, computed in accordance with FASB ASC Topic 718. See Note 13 to our Consolidated Financial Statements included in our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of the equity awards. On May 28, 2025, each director was granted an award of 280,854 RSUs (on a pre-Reverse Stock Split basis), which will vest on the date of the Annual Meeting.
(3)
The amount presented in this column includes a $11,075 matching contribution made to Mr. Hwang under our 401(k) plan and a $75,000 executive assistant reimbursement paid to Mr. Hwang.
(4)
The amounts shown above reflect compensation paid to Mr. Hwang in his capacity as Executive Chairman of the Board of Directors in accordance with his Amended and Restated Employment Agreement dated November 12, 2024.
(5)
Mr. Callahan’s service as a member of the Board of Directors ended in August 2025, and as such, the RSUs granted in connection with his 2025 annual board of director grant were forfeited prior to vesting.
(6)
Mr. McChrystal's service as a member of the Board of Directors ended in May 2025, and as such, the RSUs granted in connection with his 2025 annual board of director grant were forfeited prior to vesting.
(7)
Ms. Sedgley resigned as a member of the Board of Directors on March 19, 2026.

Equity Plan Information

The following table provides certain information about Common Stock that may be issued under our existing equity compensation plans. As of December 31, 2025, there were 319,247 shares of Class A Common Stock authorized for issuance under the 2022 Plan and 520,843 shares of Class A Common Stock authorized for issuance under the Company’s Employee Stock Purchase Plan (the “ESPP”), each of which our stockholders approved on July 27, 2022 in connection with the Business Combination and became effective immediately upon the Closing.

	As of December 31, 2025
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price per share of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (2)(3)
Equity compensation plans approved by stockholders	1,878,521	$13.53	319,247
Equity compensation plans not approved by stockholders	30,041	$10.39	11,625

(1)
Includes the following shares of Common Stock underlying grants outstanding under (A) the 2022 Plan: 496,006 shares underlying vested stock options; 91,260 shares underlying unvested time-based stock options; 181,994 shares underlying unvested stock options subject to performance conditions (assuming the maximum levels of performance are achieved); 1,095,401 shares underlying unvested time-based restricted stock units; and 13,860 shares underlying performance-based restricted stock units; and (B) the Inducement Plan: 16,666 shares underlying unvested time-based stock options; and 13,375 shares underlying unvested time-based restricted stock units.
(2)
The number of shares of Common Stock reserved for issuance under the 2022 Plan will automatically increase on January 1 each year, until and including January 1, 2027, by the lesser of (a) 1,126,977, (b) five percent (5%) of the total number of shares of Class A Common Stock outstanding on December 31st of the immediately preceding fiscal year, or (c) a lesser number determined by the Board prior to January 1 of a given year. On each of January 1, 2024, 2025 and 2026, the number of shares authorized for issuance under the 2022 Plan increased by 304,199, 928,309 and 487,448, respectively, pursuant to this provision. In addition, pursuant to Amendment No. 1 to the 2022 Plan, which became effective on December 31, 2024, the number of shares authorized for issuance under the 2022 Plan was increased by an additional 333,333 shares.
(3)
The number of shares of Common Stock reserved for issuance under the ESPP will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through and including January 1, 2027, by the lesser of (a) 272,313, (b) one percent (1%) of the total number of shares of all classes of Common Stock outstanding on December 31st of the preceding fiscal year, (c) a lesser number determined by the Board prior to January 1 of a given year. On each of January 1, 2024, 2025 and 2026, the number of shares authorized for issuance under the ESPP increased by 108,308, 125,904 and 162,482, respectively, pursuant to this provision.

2026 Proxy Statement	26

Proposal No. 2 — Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

As required by Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement (commonly known as a “Say on Pay" vote). As we have previously been an "emerging growth company" under applicable federal securities laws, this is the first time that we have held a Say on Pay vote and our stockholders have not yet voted on the frequency of such votes.

As described under the section “Executive Compensation,” the Compensation Committee oversees the Company’s executive compensation programs and supports compensation policies that attract, retain, incentivize and reward talented and qualified executives who share our values and are driven to work towards achieving our strategic business objectives and reflect a transparent, equitable and inclusive approach to total rewards that seeks to incentivize performance, reward appropriate risk taking and innovation, recognize individuals’ different responsibilities, skills and contributions, and recruit and retain key employees in support of the Company’s growth and operational development, taking into account the significant competition for talent in the markets in which we operate.

We believe our executive compensation plans, principles and programs, as currently structured and as implemented, strongly align the interests of our named executive officers with those of our stockholders and permit the Company to attract, retain and motivate talented executives. We urge you to read the “Executive Compensation” section beginning on page 12 of this Proxy Statement, which describes in more detail the principles that guide the Compensation Committee’s compensation decisions and the components of our executive compensation plans and programs, as well as the Summary Compensation Table and other related executive compensation tables and narrative, beginning on page 15 of this Proxy Statement, which provide detailed information on the compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation program as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers for our fiscal year 2025. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement.

While the advisory vote we are asking you to cast is non-binding, the Company’s Compensation Committee and the Board value the views of our stockholders and will take the outcome into account when considering future compensation decisions affecting our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

2026 Proxy Statement	27

Proposal No. 3 — Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Our Named Executive Officers

At least every six years, we are required under Section 14A of the Exchange Act to hold a separate advisory (non-binding) stockholder vote with respect to the frequency of future Say on Pay votes (commonly known as a “Say on Frequency" vote). Companies must give stockholders the choice of whether to cast an advisory vote on the compensation of our named executive officers every year, every two years or every three years. Stockholders may also abstain from making a choice. As we have previously been an "emerging growth company" under applicable federal securities laws, this is the first time that we have held a Say on Frequency vote.

As discussed above, the Board believes that our current executive compensation programs closely align executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders, by allowing our stockholders to provide us with input every year on our executive compensation philosophy, policies and practices as disclosed in our proxy statement.

Although the Board recommends that the Say on Pay vote occur every “1 Year,” our stockholders will be able to specify one of four choices for the Say on Frequency vote as follows: (i) every “1 Year,” (ii) every “2 Years,” (iii) every “3 Years,” or (iv) “Abstain.” Stockholders are not voting to approve or disapprove of the Board’s recommendation of an annual Say on Pay vote. Because this vote is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold a Say on Pay vote more or less frequently than the option most frequently specified by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE For future SAY ON PAY votes to occur every “1 Year.”

2026 Proxy Statement	28

Security Ownership of Certain Beneficial Owners and Management

The following table shows information, as of April 1, 2026, concerning the beneficial ownership of our common stock by: (i) each person we know to be the beneficial owner of more than five percent (5%) of our common stock; (ii) each of our current directors; (iii) each of our named executive officers identified in our Summary Compensation Table; and (iv) all current directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our common stock is based on 19,644.941 shares of our Class A Common Stock and 690,909 shares of our Class B Common Stock issued and outstanding as of April 1, 2026.

Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

	Class A Common Stock	Class B Common Stock	% of Total Common Stock	% of Total Voting Power(1)
Directors and Named Executive Officers of FiscalNote(2)
Timothy Hwang(3)	484,765	592,385	5.21%	41.04%
Gerald Yao(4)	45,924	98,524	*	6.79%
Key Compton(5)	61,721	—	*	*
Keith Nilsson(6)	902,887	—	4.43%	2.44%
Brandon Sweeney(7)	69,168	—	*	*
Manoj Jain(8)	3,639,328	—	16.90%	9.55%
Josh Resnik(9)	152,090	—	*	*
Jon Slabaugh(10)	57,793	—	*	*
Todd Aman(11)	26,926	—	*	*
All Directors and Executive Officers of FiscalNote as a Group (9 Individuals)	5,440,602	690,909	27.73%	58.70%
5% Beneficial Owners of FiscalNote
Sponsor, Maso Capital Investments Limited, Blackwell Partners LLC – Series A and Star V Partners, LLC(12)	3,588,047	—	16.68%	9.42%

* Less than 1%

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and our Class B Common Stock, as a single class. Each share of our Class B Common Stock is entitled to 25 votes and each share of our Class A Common Stock is be entitled to one vote.
(2)
Unless indicated otherwise, the business address of each of these stockholders is 1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004.
(3)
Reflects (i) 135,613 shares of Class A Common Stock held by Timothy T. Hwang, as Trustee of the Timothy T. Hwang Revocable Trust, originally dated January 10, 2019 (“Hwang Trust”), over which Mr. Hwang has sole voting and dispositive power; (ii) 592,385 shares of Class B Common Stock held by Timothy T. Hwang, as Trustee of the Hwang Trust, over which Mr. Hwang has sole voting and dispositive power; (iii) 4,109 shares of Class A Common Stock held by Mr. Hwang;(iv) 309,250 shares of Class A Common Stock over which the Hwang Trust has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (v) 35,793 shares of Class A Common Stock over which the Hwang Trust has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.
(4)
Reflects (i) 8,588 shares of Class A Common Stock held by the Gerald Yao Revocable Trust, dated January 10, 2019 (“Yao Trust”), over which Mr. Yao is trustee and in such capacity holds sole voting and dispositive power; (ii) 92,832 shares of Class B Common Stock held by the Yao Trust, over which Mr. Yao is trustee and in such capacity holds sole voting and dispositive power; (iii) 5,692 shares of Class B Common Stock held by Mr. Yao; (iv) 13,039 shares of Class A Common Stock over which the Yao Trust has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (v) 24,297 shares of Class A Common Stock over which the Yao Trust has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

2026 Proxy Statement	29

Security Ownership of Certain Beneficial Owners and Management

(5)
Reflects (i) 22,859 shares of Class A Common Stock held by Mr. Compton; (ii) 15,336 shares of Class A Common Stock beneficially owned by Global Public Offering Master Fund, L.P. (“GPO Master Fund”); (iii) 122 shares of Class A Common Stock beneficially owned by Urgent Capital LLC (“Urgent Capital”), and (iv) 23,404 shares of Class A Common Stock over which Mr. Compton has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days. Global Public Offering Fund GP, LLC (“GPO Fund”) is the general partner of GPO Master Fund. Mr. Compton is a managing director of Urgent International Inc. (“Urgent”), which is the owner and operator of GPO Master Fund and its affiliated entities and the investment advisor for GPO Master Fund and the owner and operator of Urgent Capital. As such, Mr. Compton may be deemed to have voting and dispositive power over the shares held by GPO Master Fund and Urgent Capital. The address for GPO Master Fund and Urgent Capital is c/o Urgent International Inc., 420 Lexington Avenue, Suite 1402, New York, New York 10170.
(6)
Reflects (i) 67,309 shares of Class A Common Stock held by Mr. Nilsson; (ii) 176,929 shares of Class A Common Stock beneficially owned by Xplorer Capital Fund III L.P. (“Xplorer”); (iii) 187,500 shares of Class A Common Stock beneficially owned by XC FiscalNote-B, LLC (“XC-B”); (iv) 25,132 shares of Class A Common Stock beneficially owned by Xplorer Capital Fund III GP, LLC (“Capital”); (v) 396,065 shares of Class A Common Stock beneficially owned by Xplorer Capital Continuation Fund I, LLC (“XC Continuation I”); (vi) 26,548 shares of Class A Common Stock beneficially owned by XC FiscalNote-C, LLC (“XC-C”); and (vii) 23,404 shares of Class A Common Stock over which Mr. Nilsson has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days. Mr. Nilsson is managing partner of Visionnaire and may be deemed to have voting and dispositive power over the shares held by Visionaire. Mr. Nilsson is managing partner of Xplorer and Capital and may be deemed to have voting and dispositive power over the shares held by Xplorer and Capital. Mr. Nilsson is managing director of XC-A, XC-B XC-C, and XC Continuation I and may be deemed to have voting and dispositive power over the shares. The address for each of these entities is 1300 El Camino Real, Suite 100, Menlo Park, California 94025.
(7)
Reflects (i) 40,819 shares of Class A Common Stock held by Mr. Sweeney; (ii) 4,945 shares of Class A Common Stock over which Mr. Sweeney has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 23,404 shares of Class A Common Stock over which Mr. Sweeney has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.
(8)
Reflects (i) 27,877 shares of Class A Common Stock held by Mr. Jain; (ii) 23,404 shares of Class A Common Stock over which Mr. Jain has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days; and (iii) shares of Class A Common Stock held by affiliates described in footnote (12) below.
(9)
Reflects (i) 88,820 shares of Class A Common Stock held by Mr. Resnik; (ii) 46,742 shares of Class A Common Stock over which Mr. Resnik has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 16,528 shares of Class A Common Stock over which Mr. Resnik has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.
(10)
Reflects (i) 18,857 shares of Class A Common Stock held by Mr. Slabaugh; (ii) 29,645 shares of Class A Common Stock over which Mr. Slabaugh has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 9,291 shares of Class A Common Stock over which Mr. Slabaugh has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.
(11)
Reflects (i) 6,052 shares of Class A Common Stock held by Mr. Aman; (ii) 13,667 shares of Class A Common Stock over which Mr. Aman has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 7,207 shares of Class A Common Stock over which Mr. Aman has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.
(12)
Of the 3,588,047 shares of Class A Common Stock, 50,520 shares of Class A Common Stock are held by Duddell Street Holdings Limited (the “Sponsor”), 504,475 shares of Class A Common Stock, of which 216,948 are issuable upon exercise of warrants within 60 days, are held by Maso Capital Investments Limited (the “MCIL”), 2,172,962 shares of Class A Common Stock, of which 685,064 are issuable upon exercise of warrants within 60 days, are held by Blackwell Partners LLC-Series A (“BW”) and 860,090 shares of Class A Common Stock, of which 276,558 are issuable upon exercise of warrants within 60 days, are held by Star V Partners LLC (“SV”). Maso Capital Offshore Limited (“MCOL”) is the sole member and manager of the Sponsor and has voting and investment discretion with respect to the common shares held of records by the Sponsor. Maso Capital Partners Limited (“MCPL”) is the investment manager of each of MCIL, BW and SV and has voting and investment discretion with respect to the common shares held of record by those entities. Manoj Jain, Sohit Khurana and Allan Finnerty are the directors of MCOL and Manoj Jain and Sohit Khurana are the directors of MCPL, and may be deemed to have shared voting and dispositive power over the shares. Each such person disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Accordingly, all of the shares held by our Sponsor may be deemed to be beneficially held by Maso Capital Offshore Limited. With the exception of BW and SV, the business address of each of these stockholders is 8/F Printing House, 6 Duddell Street, Hong Kong. The business address of BW is 280 South Magnum Street, Suite 210, Durham, North Carolina 27701. The business address of SV is 2100 West End Ave., Suite 1000, Nashville, Tennessee 37203.

2026 Proxy Statement	30

Certain Relationships and Related Party Transactions

The following includes a summary of transactions since January 1, 2024 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, nominees to become a director, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Ancillary Agreements Related to the Business Combination

In connection with the Agreement and Plan of Merger, dated as of November 7, 2021, by and among Duddell Street Acquisition Corp. (“DSAC”), now known as FiscalNote Holdings, Inc., Grassroots Merger Sub Inc., a wholly owned subsidiary of DSAC (“Merger Sub”), and Legacy FiscalNote (as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022, the “Business Combination Agreement”), the Sponsor and other affiliates of DSAC entered into a number of agreements with DSAC.

Sponsor Agreement

Concurrently with the execution of the Business Combination Agreement, DSAC, the Sponsor, Legacy FiscalNote and certain other persons party thereto entered into a sponsor letter agreement (the “Sponsor Agreement”), pursuant to which the Sponsor agreed that (i) all equity interests of DSAC held by the Sponsor immediately after the Effective Time (the “Restricted Securities”) will be subject to a lockup of 180 days from the Effective Time and (ii) 50% of each type of the Restricted Securities held by the Sponsor will be subject to a lockup during the period from the date that is 180 days following the Closing Date and ending on the first anniversary of the Closing Date, in each case, except to the Permitted Transferees as defined in the Sponsor Agreement. In addition, the Sponsor Agreement provides for certain volume limitations on sales of common stock by the Sponsor following the release of such shares from contractual lock-up.

Registration Rights Agreement

In connection with the Closing of the Business Combination, on the Closing Date we entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain DSAC stockholders (including the Sponsor) and certain Legacy FiscalNote members (such stockholders, the “Holders”), pursuant to which, among other things, the Holders are entitled to certain registration rights in respect of the registrable securities under the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Other Agreements

New GPO Note

On August 5, 2025, the Company entered into a redemption and exchange agreement with GPO FN Noteholder, LLC (the “Holder”), pursuant to which the Company (i) redeemed $25.0 million in aggregate principal outstanding (the “Redemption”) of that certain subordinated promissory note due July 3, 2028 issued by the Company to Holder on July 3, 2023 (the “Existing Note”) and (ii) issued a new subordinated convertible promissory note in the aggregate principal amount of $25.4 million to the Holder (the “New GPO Note”) in exchange for cancellation of the Existing Note (the “Note Exchange”). The Note Exchange occurred on August 12, 2025 (the “Exchange Closing”) and in connection therewith, the Company consummated the Redemption and redeemed $5.0 million of the aggregate principal amount of the New GPO Note for a cash payment of $3.0 million. The New GPO Note bears interest at a rate of 7.50% per annum payable quarterly in arrears. Under the terms of the New GPO Note, the Company is required to make quarterly installment payments of $2 million of the outstanding principal beginning April 1, 2026 (each, an “Installment Date”). During the fiscal year ended December 31, 2025, the Company issued 345,046 shares of our Class A common stock to the Holder in satisfaction of $2.6 million of interest accrued on the New GPO Note during the nine months ended September 30, 2025. On January 1, 2026, we also issued 221,050 shares of our Class A common stock to the Holder in satisfaction of $0.4 million of interest accrued during the three months ended December 31, 2025. During the year ended December 31, 2025, the largest principal amount outstanding under the New GPO Note was $25.4 million and as of March 31, 2026, $25.4 million remains outstanding under the New GPO Note. Global Public Offering Fund GP, LLC (“GPO Fund”) is the general partner of GPO Master Fund, L.P. Mr. Key Compton, one of our directors, is a managing director of Urgent International Inc. (“Urgent”), which is the owner and operator of GPO Master Fund and its affiliated entities, the investment advisor for GPO Master Fund and the owner and operator of Urgent Capital LLC. Urgent Capital LLC has a profits interest in the Holder and therefore, Mr. Compton may be deemed to have an indirect material interest in the New GPO Note.

Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits

2026 Proxy Statement	31

or proceedings arising from each of our director or executive officer’s service to the Company, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Nitra Sublease Agreement

The Company has entered into a Sublease Agreement dated as of October 1, 2024 and amended as of June 18, 2025 (the “Sublease”), with Nitra, Inc. (“Nitra”), pursuant to which the Company subleases a portion of its Washington, D.C.headquarters office space to Nitra in exchange for a market-based amount of base rent plus, if applicable, additional rent under the terms of the Sublease. The Sublease is terminable for convenience by either party on thirty days’ written notice. The initial Sublease Agreement and the subsequent amendment thereto were each reviewed and approved by the Audit Committee in accordance with the Company’s Related Party Transactions Policy. As of the date hereof, Nitra has paid an aggregate of $168 in rent to the Company over the term of the Sublease, including $122 incurred during the fiscal year ended December 31, 2025.

Related Person Transactions Policy

Our Board has adopted a written Related Party Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest. A “related person” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities and any immediate family members and affiliates, including entities owned or controlled by such persons, of the foregoing persons.

Under the policy, the proposed related person transactions generally must be presented to the Company’s Audit Committee for review and approval. The Audit Committee will approve only those transactions that it determines are in the best interests of the Company and its stockholders. The policy provides customary exceptions from Audit Committee review for enumerated categories of transactions and interests, such as transactions involving compensation for services provided to the Company as an employee, consultant or director.

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Proposal No. 4 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and the Board has directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. RSM US LLP has been engaged by us since August 24, 2022. Representatives of RSM US LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM US LLP as our independent registered public accounting firm. However, the Board is submitting the selection of RSM US LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM US LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Vote Required

The affirmative vote of the holders of a majority of the votes cast either virtually during the Annual Meeting or represented by proxy at the Annual Meeting will be required to ratify the selection of RSM US LLP for our fiscal year ending December 31, 2026. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

Audit, Audit-Related, Tax and All Other Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm:

	Year Ended December 31,
(amounts in thousands)	2025	2024
Audit Fees(1)	$1,979	$1,511
Audit-Related Fees(2)	38	70
Tax Fees(3)	—	—
Total Fees	$2,017	$1,581

(1)
Audit Fees consist of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements.
(2)
Audit-Related Fees consist of fees for professional services rendered in connection with financial statements incorporated into SEC filings relating to the Business Combination as well as fees associated with required consents for other SEC filings.
(3)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit and tax services rendered by our independent auditors or other registered public accounting firm. The Audit Committee can establish policies and procedures for the committee’s pre-approval of permitted services by our independent auditors or other registered public accounting firms on an on-going basis. The Audit Committee has determined that the rendering of tax-related services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence for audit purposes. Our independent registered public accounting firm has not been engaged to perform any non-audit services other than tax-related services, all of which services were pre-approved.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE
“FOR” PROPOSAL 4.

2026 Proxy Statement	33

Report of the Audit Committee

The Audit Committee operates pursuant to a written charter, which complies with the corporate governance standards of the NYSE. A copy of the current charter is available on our website. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for the fiscal year 2025 and the audited consolidated financial statements.

The Audit Committee is composed solely of independent directors. None of the Audit Committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent auditors the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor's especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2025 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE AUDIT COMMITTEE

Key Compton, Chair

Brandon Sweeney

Manoj Jain

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Where to Find Additional Information

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of our website is www.fiscalnote.com.

Cost of Proxy Statement

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

Communications with Directors

We provide an informal process for stockholders and other interested parties to send communications to our Board and its members. Stockholders and other interested parties who wish to contact the Board or any of its members may do so by writing to FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, Todd Aman.

Other Business

Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card will have discretionary authority to vote on such matter.

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Appendix A

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Years Ended December 31,
(In thousands)	2025	2024
Net (loss) income	$(65,247)	$9,517
(Benefit) provision from income taxes	(1,250)	536
Depreciation and amortization	17,974	19,869
Interest expense, net	16,488	23,589
EBITDA	(32,035)	53,511
Gain on sale of businesses (a)	(16,582)	(72,017)
Stock-based compensation	14,785	17,949
Change in fair value of financial instruments (b)	9,234	6,408
Other non-cash charges (c)	20,997	100
Disposal related costs (d)	7,660	1,599
Employee severance costs (e)	2,355	635
Non-capitalizable debt raising costs	3,628	677
Costs incurred related to the Special Committee (f)	673	919
Non-operating income (g)	(431)	-
Adjusted EBITDA	$10,284	$9,781
Adjusted EBITDA Margin	11%	8%

(a)
Reflects the gain on disposal from the sale of TimeBase on July 1, 2025, Dragonfly and Oxford Analytica on March 31, 2025, and the gain on sale of Board.org on March 11, 2024 and the sale of Aicel on October 31, 2024.
(b)
Reflects the non-cash impact from the mark to market adjustments on our financial instruments.
(c)
Reflects the non-cash impact of the following: charge of $40 in the first quarter of 2025, charge of $30 in the second quarter of 2025, a charge of $9 in the third quarter of 2025, and a benefit of $30 in the fourth quarter of 2025 related to the unrealized loss on investments; (ii) charge of $315 for fees satisfied with Common Stock of the Company during the first quarter of 2025; (iii) charge of $1,784 during the first quarter of 2025 and a charge of $6,174 in the third quarter of 2025 from the loss on debt extinguishment; (iv) gain of $170 from the release of the 2021 District of Columbia Creative and Open Space Modernization grant; (v) charge of $632 in the second quarter of 2025, a gain of $167 in the third quarter of 2025, and a charge of $2 in the fourth quarter of 2025 related to foreign currency translation losses, principally arising from converting a GBP denominated convertible note into USD, (v) impairment of goodwill of $12,378 in the fourth quarter of 2025, (vi) charge of $49 in the first quarter of 2024, charge of $31 in the second quarter of 2024, a charge of $17 in the third quarter of 2024, and a charge of $78 in the fourth quarter of 2024 related to the unrealized loss on investments; (vi) gain of $4 in the first quarter of 2024 and $113 in the fourth quarter of 2024 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022 and 2023 Acquisitions; (viii) gain of $530 from the release of the 2020 District of Columbia Creative and Open Space Modernization grant; and (ix) charge of $572 for fees satisfied with Common Stock of the Company.
(d)
Reflects the costs incurred related to the sale of TimeBase on July 1, 2025, Oxford Analytica and Dragonfly on March 31, 2025 and Board.org in March 11, 2024, principally consisting of transaction advisory, accounting, tax and legal fees.
(e)
Severance costs associated with workforce changes related to business realignment actions.
(f)
Reflects costs incurred related to the Special Committee.
(g)
Reflects non-operating income from the Transition Service Agreement that was entered into with the acquirer of Dragonfly and Oxford Analytica on March 31, 2025.

2026 Proxy Statement	36

2026 Proxy Statement	37

FISCALNOTE P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. FiscalNote Holdings, Inc. Annual Meeting of Stockholders For Stockholders of Record as of April 1, 2026 Wednesday, May 27, 2026 10:00 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/NOTE for more details. Internet: www.proxypush.com/NOTE Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-475-4371 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/NOTE YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, May 26, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy Hwang, Joshua Resnik and Todd Aman (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersiFiscalNote Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’BetaNXT, Inc. or its affiliates. All Rights Reserved

FISCALNOTE FiscalNote Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH DIRECTOR NAMED IN PROPOSAL 1 FOR PROPOSALS 2 AND 4 1 YEAR ON PROPOSAL 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR 1 YEAR FOR 1. To elect the two Class I directors named in the proxy statement to our Board of Directors. 1.01 Key Compton 1.02 Timothy Hwang 2. To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers. 3. To conduct a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers. 4. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 5. To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. FOR WITHHOLD FOR AGAINST ABSTAIN 1YR 2YR 3YR ABSTAIN FOR AGAINST ABSTAIN You must register to attend the meeting online and/or participate at www.proxydocs.com/NOTE Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date